AMENDED AND RESTATED BYLAWS

                                       OF

                         CALYPTE BIOMEDICAL CORPORATION
                          (Effective January 19, 2004)

                           AMENDED AND RESTATED BYLAWS
                                       OF
                         CALYPTE BIOMEDICAL CORPORATION
                            (a Delaware corporation)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I - CORPORATE OFFICES..................................................4

    1.1   REGISTERED OFFICE....................................................4
    1.2   OTHER OFFICES........................................................4

ARTICLE II - MEETINGS OF STOCKHOLDERS..........................................4

    2.1   PLACE OF MEETINGS....................................................4
    2.2   ANNUAL MEETING.......................................................4
    2.3   SPECIAL MEETING......................................................4
    2.4   NOTICE OF STOCKHOLDERS' MEETINGS.....................................5
    2.5   ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS......5
    2.6   MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE.........................6
    2.7   QUORUM...............................................................6
    2.8   ADJOURNED MEETING NOTICE.............................................7
    2.9   VOTING...............................................................7
    2.10     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING...........7
    2.11     RECORD DATE FOR STOCKHOLDER NOTICE:  VOTING.......................7
    2.12     PROXIES...........................................................8
    2.13     ORGANZATION.......................................................8
    2.14     LIST OF STOCKHOLDERS ENTITLED TO VOTE.............................8
    2.15     WAIVER OF NOTICE..................................................9

ARTICLE III - DIRECTORS........................................................9

    3.1   POWERS...............................................................9
    3.2   NUMBER OF DIRECTORS..................................................9
    3.3   ELECTION AND TERM OF OFFICE OF DIRECTORS.............................9
    3.4   RESIGNATION AND VACANCIES............................................9
    3.5   REMOVAL OF DIRECTORS................................................10
    3.6   PLACE OF MEETINGS:  MEETINGS BY TELEPHONE...........................10
    3.7   FIRST MEETINGS......................................................11
    3.8   REGULAR MEETINGS....................................................11
    3.9   SPECIAL MEETINGS:  NOTICE...........................................11
    3.10     QUORUM...........................................................11
    3.11     WAIVER OF NOTICE.................................................12
    3.12     ADJOURNMENT......................................................12
    3.13     NOTICE OF ADJOURNMENT............................................12
    3.14     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING................12
    3.15     FEES AND COMPENSATION OF DIRECTORS...............................12


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    3.16     APPROVAL OF LOANS TO OFFICERS....................................12
    3.17     SOLE DIRECTOR PROVIDED BY CERTIFICATE OF INCORPORATION...........13

ARTICLE IV - COMMITEES........................................................13

    4.1   COMMITTEES OF DIRECTORS.............................................13
    4.2   MEETINGS AND ACTION OF COMMITTEES...................................13
    4.3   COMMITTEE MINUTES...................................................14

ARTICLE V - OFFICERS..........................................................14

    5.1   OFFICERS............................................................14
    5.2   ELECTION OF OFFICERS................................................14
    5.3   SUBORDINATE OFFICERS................................................14
    5.4   REMOVAL AND RESIGNATION OF OFFICERS.................................14
    5.5   VACANCIES IN OFFICES................................................15
    5.6   CHAIRMAN OF THE BOARD...............................................15
    5.7   PRESIDENT...........................................................15
    5.8   VICE PRESIDENTS.....................................................15
    5.9   SECRETARY...........................................................15
    5.10     CHIEF FINANCIAL OFFICER..........................................16
    5.11     ASSISTANT SECRETARY..............................................16
    5.12     ADMINISTRATIVE OFFICERS..........................................16
    5.13     AUTHORITY AND DUTIES OF OFFICERS.................................16

ARTICLE VI - INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

    6.1   INDEMNIFICATION.....................................................17
    6.2   INSURANCE; CONTRACTS; FUNDING.......................................20
    6.3   SAVINGS CLAUSE......................................................20

ARTICLE VII - RECORDS AND REPORTS.............................................20

    7.1   MAINTENANCE AND INSPECTION OF RECORDS...............................20
    7.2   INSPECTION BY DIRECTORS.............................................21
    7.3   ANNUAL STATEMENT TO STOCKHOLDERS....................................21
    7.4   REPRESENTATION OF SHARES OF OTHER CORPORATIONS......................21
    7.5   CERTIFICATION AND INSPECTION OF BYLAWS..............................21

ARTICLE VIII - GENERAL MATTERS................................................21

    8.1   RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING...............21
    8.2   CHECKS:  DRAFTS:  EVIDENCES OF INDEBTEDNESS.........................22
    8.3   CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED...................22
    8.4   STOCK CERTIFICATES:  TRANSFER:  PARTLY PAID SHARES..................22
    8.5   SPECIAL DESIGNATION ON CERTIFICATES.................................23
    8.6   LOST CERTIFICATES...................................................23
    8.7   TRANSFER AGENT AND REGISTRARS.......................................23
    8.8   CONSTRUCTION:  DEFINITIONS..........................................23

ARTICLE IX - AMENDMENTS.......................................................24


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                           AMENDED AND RESTATED BYLAWS

                                       OF

                         CALYPTE BIOMEDICAL CORPORATION
                            (a Delaware corporation)

                          ARTICLE I - CORPORATE OFFICES

            1.1 REGISTERED OFFICE

      The registered office of the corporation shall be fixed in the certificate of incorporation of the corporation.

            1.2 OTHER OFFICES

      The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                      ARTICLE II - MEETINGS OF STOCKHOLDERS

            2.1 PLACE OF MEETINGS

      Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

            2.2 ANNUAL MEETING

      The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the second Wednesday of June in each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

            2.3 SPECIAL MEETING

      A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at the meeting. No other person or persons are permitted to call a special meeting.

      If a special meeting is called by any person or persons other than the board of directors, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.6 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
(20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this
Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.


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            2.4 NOTICE OF STOCKHOLDERS' MEETINGS

      All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

            2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

      Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation,

      (a) nominations for the election of directors, and

      (b) business proposed to be brought before any stockholder meeting may be made by the board of directors or proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise proper business before such meeting. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of their intent to make such nomination or nominations or to propose such business. To be timely, such stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. To be in proper form, a stockholder's notice to the secretary shall set forth:

      (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

      (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;


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      (iii) if applicable,  a description of all arrangements or  understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

      (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

      (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

      The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

      2.6 MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE

      Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

      An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

      2.7 QUORUM

      The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.7 of these bylaws.

      When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

      If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.


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      2.8 ADJOURNED MEETING NOTICE

      When a meeting is adjourned to another time and place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      2.9 VOTING

      The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

      Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder and stockholders shall not be entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders.

      Notwithstanding the foregoing, if the stockholders of the corporation are entitled, pursuant to Sections 2115 and 301.5 of the California Corporations Code, to cumulate their votes in the election of directors, each such stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes that such stockholder normally is entitled to cast) only if the candidates' names have been properly placed in nomination (in accordance with these bylaws) prior to commencement of the voting, and the stockholder requesting cumulative voting has given notice prior to commencement of the voting of the stockholder's intention to cumulate votes. If cumulative voting is properly requested, each holder of stock, or of any class or classes or of a series or series thereof, who elects to cumulate votes shall be entitled to as many votes as equals the number of votes that (absent this provision as to cumulative voting) he or she would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected by him, and he or she may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he or she may see fit.

      2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

      Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consents shall be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

      2.11 RECORD DATE FOR STOCKHOLDER NOTICE: VOTING

      For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.


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      If the board of directors  does not so fix a record date,  the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

      The record date for any other purpose shall be as provided in Section 8.1 of these bylaws.

      2.12 PROXIES

      Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, telefacsimile or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 (e) of the General Corporation Law of Delaware.

      2.13 ORGANZATION

      The president, or in the absence of the president, the chairman of the board, or, in the absence of the president and the chairman of the board, one of the corporations's vice presidents, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting. In the absence of the president, the chairman of the board, and all of the vice presidents, the stockholders shall appoint a chairman for such meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the chairman of the meeting may appoint any person to act as secretary of the meeting.

      2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE

      The office who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


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      2.15 WAIVER OF NOTICE

      Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

                             ARTICLE III - DIRECTORS

      3.1 POWERS

      Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

      3.2 NUMBER OF DIRECTORS

      The board of directors  shall be not less than five (5) nor more than nine
(9) members. The exact number of directors shall be determined from time to time, either by a resolution or bylaw provision duly adopted by the board of directors. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation.

      No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

      3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS

      Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

      3.4 RESIGNATION AND VACANCIES

      Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

      Vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.


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      Unless  otherwise  provided in the certificate of  incorporation  or these bylaws:

            (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

            (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

      If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate or incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

      If, at any time of filling any vacancy or any newly created directorship, the directors then if office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

      3.5 REMOVAL OF DIRECTORS

      Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, if and so long as stockholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

      3.6 PLACE OF MEETINGS: MEETINGS BY TELEPHONE

      Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

      Any meeting of the board, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such participating directors shall be deemed to be present in person at the meeting.

      3.7 FIRST MEETINGS

      The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

      3.8 REGULAR MEETINGS

      Regular meetings of the board of directors may be held without notice at such time as shall from time to time be determined by the board of directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

      3.9 SPECIAL MEETINGS: NOTICE

      Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

      Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, telecopy or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four
(4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telecopy or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

      3.10 QUORUM

      A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.12 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the certificate of incorporation and applicable law.

      A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the quorum for that meeting.

      3.11 WAIVER OF NOTICE

      Notice of a meeting need not be given to any director (i) who signs a waiver of notice, whether before or after the meeting, or (ii) who attends the meeting other than for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. All such waivers shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

      3.12 ADJOURNMENT

      A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the board to another time and place.

      3.13 NOTICE OF ADJOURNMENT

      Notice of the time and place of holding an adjourned meeting of the board need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.9 of these bylaws, to the directors who were not present at the time of the adjournment.

      3.14 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

      Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board of directors.

      3.15 FEES AND COMPENSATION OF DIRECTORS

      Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.15 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

      3.16 APPROVAL OF LOANS TO OFFICERS

      Subject to the restrictions of the Sarbanes-Oxley Act of 2002, and any subsequent amendments thereto, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or any of its subsidiaries, including any officer or employee who is a director of the corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under statute.

      3.17 SOLE DIRECTOR PROVIDED BY CERTIFICATE OF INCORPORATION

      In the event only one director is required by these bylaws or the certificate of incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the directors shall be deemed to refer to such notice, waiver, etc., by such sole director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to the board of directors.

                             ARTICLE IV - COMMITEES

      4.1 COMMITTEES OF DIRECTORS

      The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have and may exercise all the powers and authority of the board, but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extend authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151 (a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

      4.2 MEETINGS AND ACTION OF COMMITTEES

      Meetings and actions of committees shall be governed by, and held and taken in accordance with, the following provisions of Article III of these bylaws: Section 3.6 (place of meetings; meetings by telephone), Section 3.8 (regular meetings), Section 3.9 (special meetings; notice), Section 3.10 (quorum), Section 3.11 (waiver of notice), Section 3.12 (adjournment), Section
3.13 (notice of adjournment) and Section 3.14 (board action by written consent without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

      4.3 COMMITTEE MINUTES

      Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                              ARTICLE V - OFFICERS

      5.1 OFFICERS

      The Corporate Officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents (however denominated), one or more assistant secretaries, a treasurer and one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

      In addition to the Corporate Officers of the Company described above, there may also be such Administrative Officers of the corporation as may be designated and appointed from time to time by the president of the corporation in accordance with the provisions of Section 5.12 of these bylaws.

      5.2 ELECTION OF OFFICERS

      The Corporate Officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under contract of employment, and shall hold their respective offices for such terms as the board of directors may from time to time determine.

      5.3 SUBORDINATE OFFICERS

      The board of directors may appoint, or may empower the president to appoint, such other Corporate Officers as the business of the corporation may require, each of whom shall hold office for such period, have such power and authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

      The president may from time to time designate and appoint Administrative Officers of the corporation in accordance with the provisions of Section 5.12 of these bylaws.

      5.4 REMOVAL AND RESIGNATION OF OFFICERS

      Subject to the rights, if any, of a Corporate Officer under any contract of employment, any Corporate Officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of a Corporate Officer chosen by the board of directors, by any Corporate Officer upon whom such power of removal may be conferred by the board of directors.

      Any Corporate Officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Corporate Officer is a party.

      Any Administrative Officer designated and appointed by the president may be removed, either with or without cause, at any time by the president. Any Administrative Officer may resign at any time by giving written notice to the president or to the secretary of the corporation.

      5.5 VACANCIES IN OFFICES

      A  vacancy  in  any  office  because  of  death,   resignation,   removal,
disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

      5.6 CHAIRMAN OF THE BOARD

      The chairman of the board, if such an officer be elected, shall if present, preside at meetings of the board of directors and exercise such other powers and perform such other duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 5.7 of these bylaws.

      5.7 PRESIDENT

      Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

      5.8 VICE PRESIDENTS

      In the absence or disability of the president, and if there is no chairman of the board, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

      5.9 SECRETARY

      The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the board of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

      The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

      The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

      5.10 CHIEF FINANCIAL OFFICER

      The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director.

      The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

      5.11 ASSISTANT SECRETARY

      The assistant secretary, if any, or, if there is more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

      5.12 ADMINISTRATIVE OFFICERS

      In addition to the Corporate  Officers of the  corporation  as provided in
Section 5.1 of these bylaws and such subordinate Corporate Officers as may be appointed in accordance with Section 5.3 of these bylaws, there may also be such Administrative Officers of the corporation as may be designated and appointed from time to time by the president of the corporation. Administrative Officers shall perform such duties and have such powers as from time to time may be determined by the president or the board of directors in order to assist the Corporate Officers in the furtherance of their duties. In the performance of such duties and the exercise of such powers, however, such Administrative Officers shall have limited authority to act on behalf of the corporation as the board of directors shall establish, including but not limited to limitations on the dollar amount and on the scope of agreements or commitments that may be made by such Administrative Officers on behalf of the corporation, which limitations may not be exceeded by such individuals or altered by the president without further approval by the board of directors.

      5.13 AUTHORITY AND DUTIES OF OFFICERS

      In addition to the foregoing powers, authority and duties, all officers of the corporation shall respectively have such authority and powers and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors.

    ARTICLE VI - INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

      6.1 INDEMNIFICATION.

      (a) Actions, Suits or Proceedings Other Than By or in the Right of the Corporation. In the case of any person who, by reason of the fact that such person is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit or welfare plans), was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or arbitration, whether civil, criminal, administrative or investigative (hereinafter, a "Proceeding"), other than an action by or in the right of the corporation, the corporation shall to the fullest extent permitted by applicable law indemnify such person against all costs, charges, expenses (including attorneys' fees), liabilities and losses, judgments, fines, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

      (b) Actions or Suits by or in the Right of the Corporation. In the case of any person who, by reason of the fact that such person is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee or welfare benefit plans), was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the corporation to procure a judgment in its favor, the corporation shall indemnify such person to the fullest extent permitted by applicable law against all costs, charges, expenses (including attorneys' fees), judgments, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by such person or on such person's behalf in connection with such action or suit and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made under this Section 6.1(b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

      (c) Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding any other provision of this Article VI, to the extent that a director or officer of the corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding referred to in Sections 6.1(a) or 6.1(b) of these bylaws or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such director or officer or on such director's or officer's behalf in connection therewith.

      (d) Advancement of Costs, Charges and Expenses. Expenses (including, without limitation, costs, charges and attorneys' fees) incurred by a director or officer referred to in Sections 6.1(a) or 6.1(b) of these bylaws in connection with a Proceeding (hereinafter, an "Indemnitee") shall be paid by the corporation, in advance of a determination of right to indemnification pursuant to Section 6.1(e) of these bylaws or the final disposition of such Proceeding, upon the written request of such director or officer (which request shall be directed to the secretary of the corporation and include a statement or statements reasonably evidencing the expenses, costs and/or charges incurred by such person); provided, however, that the payment of such expenses in advance of the determination of right to indemnification or the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the corporation as authorized in this Section 6.1. The corporation shall so advance expenses, costs and other charges within 20 days' of receipt of such request (together with such statement or statements) from such Indemnitee. The board of directors may, in such case, and upon approval of such Indemnitee, authorize the corporation's counsel to represent such person in any Proceeding, whether or not the corporation is a party to such Proceeding.

      (e) Determination of Right to Indemnification. Any indemnification under Sections 6.1(a) or 6.1(b) of these bylaws (unless ordered by a court) shall be paid by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Sections 6.1(a) and 6.1(b) of these bylaws. Such determination shall be made (i) by the board of directors by a vote or decision of directors constituting a majority of the board of directors who are or were not parties to such Proceeding (whether or not they constitute a quorum of the board of directors), (ii) if such a vote or decision is not obtainable, or, even if obtainable, if a majority of such disinterested directors so directs, by Independent Legal Counsel in a written opinion, or (iii) in any event by the stockholders. In the event such determination is to be made by Independent Legal Counsel, a majority of such disinterested directors shall select the Independent Legal Counsel, but only an Independent Legal Counsel to which the Indemnitee does not reasonably object. "Independent Legal Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the corporation or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article VI. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VI.

            (i) To obtain indemnification under this Article VI, an Indemnitee shall submit to the secretary of the corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the corporation of the written request for indemnification together with the Supporting Documentation. The secretary shall, promptly upon receipt of such a request for indemnification, advise the board of directors in writing that the Indemnitee has requested indemnification.

            (ii) In the event  that a  determination  is made  pursuant  to this
      Section 6.1(e) that the Indemnitee is not entitled to indemnification under this Article VI, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; and (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination.


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

            (iii) If a  determination  shall  have  been made  pursuant  to this
      Section 6.1(e) that the Indemnitee is entitled to indemnification, the corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made and shall be conclusively bound by such determination, unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 6.1(d) of these bylaws or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made pursuant to this Section 6.1(e), the Indemnitee shall be entitled to seek judicial enforcement of the corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in clause (A) or (B) of this subsection 6.1(e)(iii); provided, however, that in any such action the corporation shall have the burden of proving the occurrence of such an event.

            (iv) The corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.1(e) that the procedures of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the corporation is bound by all the provisions of this
      Article VI.

            (v) In the event that the Indemnitee, pursuant to this Section 6.1(e), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article VI, the Indemnitee shall be entitled to recover from the corporation, and shall be indemnified by the corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

      (f) Other Rights; Continuation of Right to Indemnification; Limitations. The indemnification and advancement of costs, charges and expenses provided by, or granted pursuant to, this Section 6.1 shall not be deemed exclusive of any other rights to which a person seeking indemnification and advancement of costs, charges and expenses may be entitled under any applicable law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office as set forth in Sections 6.1(a) and 6.1(b) of these bylaws or otherwise, and, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to hold such office and shall inure to the benefit of the estate, heirs, executors, legal representatives and administrators of such person. The provisions of this
Article VI shall be applicable to Proceedings commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption. All rights to indemnification under this Section
6.1 shall be deemed to be a contract between the corporation and each director and officer of the corporation who serves or served in such capacity at any time while this Section 6.1 is in effect. Any repeal or modification of this Section
6.1 or any repeal or modification of relevant provision of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the corporation arising hereunder. Notwithstanding any other provision of this
Article VI, the corporation shall be required to indemnify and/or advance costs, charges and expenses to a person in connection with Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the board of directors. Notwithstanding any other provision of this Article VI, the corporation shall not indemnify and/or advance costs, charges and expenses to a person in connection with preparing to serve or serving as a witness in cooperation with any party or entity who or which has threatened or commenced any action, suit or proceeding against the corporation, any subsidiary thereof or any director, officer or employee of the corporation or any such subsidiary.


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

      (g) Indemnification of Employees and Other Agents. The board of directors in its discretion shall have the power on behalf of the corporation, subject to applicable law, and upon such terms and subject to such conditions as the board of directors shall determine, to indemnify any person made a party to any Proceeding by reason of the fact that such person, or such person's testator or intestate, is or was an employee or other agent of the corporation and to advance costs, charges and expenses (including attorneys' fees) incurred by such person in defending any such Proceeding.

      6.2 INSURANCE; CONTRACTS; FUNDING

      The corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit or welfare plans) against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI. The corporation may enter into contracts with any such person in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article VI.

      6.3 SAVINGS CLAUSE

      If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and excise taxes or penalties assessed with respect to employee benefit or welfare plans actually and reasonably incurred with respect to any Proceeding, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated.

                        ARTICLE VII - RECORDS AND REPORTS

      7.1 MAINTENANCE AND INSPECTION OF RECORDS

      The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records of its business and properties.

      Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

      7.2 INSPECTION BY DIRECTORS

      Any director shall have the right to examine (and to make copies of) the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

      7.3 ANNUAL STATEMENT TO STOCKHOLDERS

      The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

      7.4 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

      The chairman of the board, if any, the president, any vice president, the chief financial officer, the secretary or any assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of the stock of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

      7.5 CERTIFICATION AND INSPECTION OF BYLAWS

      The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the stockholders of the corporation, at all reasonable times during office hours.

                         ARTICLE VIII - GENERAL MATTERS

      8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

      For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided by law.


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

      If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the applicable resolution.

      8.2 CHECKS: DRAFTS: EVIDENCES OF INDEBTEDNESS

      From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

      8.3 CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED

      The board of directors, except as otherwise provided in these bylaws, may authorize and empower any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such power and authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors, or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      8.4 STOCK CERTIFICATES: TRANSFER: PARTLY PAID SHARES

      The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

      Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transfer or registration of transfer, if any; a statement as to any applicable voting trust agreement; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

      Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefore. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefore and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

      8.5 SPECIAL DESIGNATION ON CERTIFICATES

      If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      8.6 LOST CERTIFICATES

      Except as provided in this Section 8.6, no new certificate for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors, may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

      8.7 TRANSFER AGENT AND REGISTRARS

      The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company - either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

      8.8 CONSTRUCTION: DEFINITIONS

      Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, as used in these bylaws, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both an entity and a natural person.

                             ARTICLE IX - AMENDMENTS

      The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote or by the board of directors of the corporation. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

      Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.